Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each director whose signature appears below constitutes and appoints Brian Johnson, Robert L. Villaseñor and Christopher H. Russell, and each of them severally, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign MoneyGram International, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and any and all amendments thereto, and to file the same, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission and to appear before the Securities and Exchange Commission in connection with any matter relating to said Annual Report, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such said attorney-in-fact and agent, or any of them, or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 24th day of February 2023.

/s/ Antonio O. Garza
Antonio O. Garza

/s/ Alka Gupta
Alka Gupta

/s/ Francisco Lorca
Francisco Lorca

/s/ Michael P. Rafferty
Michael P. Rafferty

/s/ Julie E. Silcock
Julie E. Silcock

/s/ W. Bruce Turner
W. Bruce Turner

/s/ Peggy Vaughan
Peggy Vaughan